UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  May 31, 2013

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On May 31, 2013, we consummated the final closing pursuant to that certain securities purchase agreement originally entered into by us on April 11, 2013 (the “Securities Purchase Agreement”), pursuant to which, on May 31, 2013, we issued certain accredited investors (the “Investors”) an aggregate of 3,555,556 shares (the “Investor Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and five year warrants to purchase an aggregate of 3,555,556 shares of Common Stock at an exercise price of $0.097 per share (each, an “Investor Warrant”), in exchange for aggregate consideration of $288,000 (the “Private Placement”).

The Securities Purchase Agreement allowed for the sale of up to $3,000,000 of shares of Common Stock and Investor Warrants until May 31, 2013. The Securities Purchase Agreement contains representations, warranties and covenants of the Investors and us that are typical for transactions of this type. In addition, the Securities Purchase Agreement contains a “full ratchet” anti-dilution adjustment provision, pursuant to which, in the event that we sell or issue shares of Common Stock or Common Stock equivalents at a price (the “Base Price”) lower than the per share purchase price of the Investor Shares under the Securities Purchase Agreement ($0.081 per share), we will be required to issue to each Investor, for no additional consideration, a certain number of shares of Common Stock (the “Additional Shares”), such that the purchase price paid by such Investor under the Securities Purchase Agreement for the number of Investor Shares then held, when divided by the aggregate number of Investor Shares then held and Additional Shares issued to such Investor, will equal the Base Price. This Investor right will terminate at any time following the nine month anniversary of the final closing under the Securities Purchase Agreement, if (i) the closing sales price of the Common Stock for thirty (30) consecutive trading days is at least 200% of the per share purchase price, (ii) the product of (A) the volume weighted average price of the Common Stock on its principal market and (B) its corresponding daily trading volume, each as reported by Bloomberg L.P., equals or exceeds $50,000 for such thirty (30) consecutive trading days and (iii) the Investor Shares that were acquired hereunder by Investors who are not our affiliates were eligible for unrestricted sale pursuant to Rule 144(b)(1)(i) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on their principal market from the six month anniversary of the final closing under the Securities Purchase Agreement through at least the nine month anniversary of the final closing under the Securities Purchase Agreement.

Each Investor Warrant is exercisable immediately for cash. In addition, in the event that there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock issuable upon exercise of an Investor Warrant at any time following the one year anniversary of the issuance date of such Investor Warrant, such Investor Warrant may also be exercised by way of a cashless exercise. The Investor Warrants also contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

The Investor Shares and the Investor Warrants issued to the Investors were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each Investor was an accredited investor (as defined by Rule 501 under the Securities Act) at the time of the Private Placement.

As consideration for serving as a placement agent in the Private Placement, we paid Laidlaw & Co. (UK) Ltd. (“Laidlaw”) a fee equal to $28,800 and issued Laidlaw a five year warrant to purchase 355,556 shares of Common Stock at an exercise price of $0.097 per share (the “Placement Agent Warrant”).  The Placement Agent Warrant has identical terms to the Investor Warrants.

The Placement Agent Warrant issued to Laidlaw was not registered under the Securities Act or the securities laws of any state, and was offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Laidlaw was an accredited investor (as defined by Rule 501 under the Securities Act) at the time of the Private Placements.

The foregoing summaries of the Securities Purchase Agreement and the Investor Warrants are not complete, and are qualified in their entirety by reference to the full text of the agreements that are exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1
Securities Purchase Agreement, dated as of April 11, 2013, by and among Alliqua, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed April 26, 2013).

10.2	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Form 8-K filed April 26, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: June 6, 2013	By:	/s/ Steven Berger
Name: Steven Berger
Title: Chief Financial Officer